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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                       ATLANTIC PREMIUM BRANDS CEO RESIGNS

         NORTHBROOK, ILLINOIS, January 9, 2003 - Atlantic Premium Brands, Ltd. (AMEX - "ABR") announced today that Alan F. Sussna has resigned as its President and Chief Executive Officer to pursue other interests. Mr. Sussna also resigned from the Company's Board of Directors. Mr. Sussna had served as President, Chief Executive Officer and a director of the Company since March 1996.

         Commenting on the announcement, Merrick Elfman, Chairman of the Company's Board of Directors, said: "Alan Sussna has been instrumental in building Atlantic Premium Brands, and we wish him well in his future endeavors."

         Atlantic Premium Brands, Ltd., (fiscal 2001 revenues of $135 million) through its operations in Texas, Louisiana, and Oklahoma, manufactures, markets and distributes food products for customers in a twelve-state region. The Company markets and distributes a range of fresh, refrigerated and frozen branded and private label food products under brand names including Blue Ribbon, J.C. Potter, Richard's Cajun Foods, Carlton, Texas Traditions, and Cajun Favorites.

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      For further information, contact Thomas M. Dalton at (847) 412-6200.